UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steffen Pietzke, Controller and Chief Accounting Officer

On June 24, 2015, PDL BioPharma, Inc. (the Company) announced its appointment of Steffen Pietzke as Controller and Chief Accounting Officer, effective June 24, 2015.

Mr. Pietzke, age 43, brings over 14 years of accounting experience to the role. Before joining PDL, Mr. Pietzke served as a Senior Manager at Ernst & Young LLP (E&Y) since 2013. Prior to joining E&Y, Mr. Pietzke was with PricewaterhouseCoopers LLP (PwC) for more than 12 years, most recently as a Senior Manager. During his time at both E&Y and PwC, Mr. Pietzke provided audit and related financial services to both public and private companies in the United States, Europe and China. Mr. Pietzke received a Bachelor of Business Science degree in Accounting from University of Sciences in Offenburg, Germany and is a certified public accountant.

In connection with joining the Company, Mr. Pietzke entered into an employment offer letter with the Company (the Offer Letter). Pursuant to the Offer Letter, Mr. Pietzke is an at-will employee. Mr. Pietzke’s base salary will be $260,000 and his annual target bonus opportunity is equal to 30% of his annual base salary, with the actual bonus amount earned dependent upon Company and individual performance. The Company extended Mr. Pietzke a housing allowance of $2,500 per month for five years and will reimburse Mr. Pietzke up to $20,000 for his actual moving expenses, transportation and incidental expenses related to moving proximate to our headquarters in Incline Village, Nevada.

On July 6, 2015, the Company will grant Mr. Pietzke a long-term incentive award under our 2015/2019 Long-Term Incentive Plan (a description of the plan was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on January 30, 2015) comprised of two components: (i) the right to receive $212,600 in cash and (ii) a number of unvested restricted shares of PDL common stock with a value equal to $91,140 (based on the closing price of our common stock on July 6, 2015). Pursuant to the terms of the 2015-19 Long-Term Incentive Plan and subject to Mr. Pietzke’s continued employment through December 12, 2016 and the other performance conditions set forth in the plan, 50% of the long-term incentive award will vest and become payable upon December 12, 2016, and 16.66% will vest and become payable on December 12 of each of 2017, 2018 and 2019.

In connection with his employment, Mr. Pietzke will enter into our standard form of severance agreement (filed with the Securities and Exchange Commission as Exhibit 10.1 to Current Report on Form 8-K on May 26, 2011) (the Severance Agreement). If Mr. Pietzke’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” as those terms are defined in the Severance Agreement, Mr. Pietzke will receive (a)(i) a lump sum cash payment equal to 100% of the sum of his annual base salary, (ii) 75% of his annual target bonus for the year in which separation occurs and (iii) 12 months of COBRA benefits and (b)(i) any unvested cash payments and equity awards under any long-term incentive plan in effect at the date of separation shall ratably accelerate, vest and pay in proportion to the time lapsed during the vesting period, as increased by any adjustments and milestones earned by the time of payment, and (ii) any accrued and unpaid dividends and interest on the then unvested equity awards shall vest and pay; provided that such payments will be contingent upon his signing a release of all claims against the Company.

The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

On June 24, 2015, the Company issued a press release announcing Mr. Pietzke’s appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and Steffen Pietzke, executed May 19, 2015

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: June 24, 2015

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter between the Company and Steffen Pietzke, executed May 19, 2015

99.1	Press Release